EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, in his capacity as an officer of TOMI Environmental Solutions, Inc., that, to his knowledge, the Annual Report of TOMI Environmental Solutions, Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or78o(d))and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of TOMI Environmental Solutions, Inc.

Date: April 1, 2019	By:	/s/ HALDEN S. SHANE
Halden S. Shane
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Date: April 1, 2019	By:	/s/ NICK JENNINGS
Nick Jennings
Chief Financial Officer
(Principal Financial and Accounting Officer)